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                               BOLT/EBLD AGREEMENT

         This is an agreement dated as of July 26, 1999, between Entertainment Boulevard, Inc., a Nevada corporation located at 4052 Del Rey Avenue Suite 108, Marina Del Rey, CA 90292 ("EBLD"), and Bolt Media, Inc. ("Bolt"), a ___________ _________________ corporation located at 304 Hudson, 7th Floor N., New York, NY 10013. In consideration of the mutual promises and undertakings stated herein and Exhibit A attached hereto and made a part hereof, the parties hereto agree as follows (the "Agreement"):

1.       TRADEMARKS

         1.1 BOLT IDENTITIES ON EBLD SITE. Bolt hereby grants to EBLD a non-exclusive, cost-free license (without the right of sublicense) throughout the Term of this Agreement to use the Bolt name and logo and other proprietary identities of Bolt (collectively, "Bolt Mark(s)") solely in connection with the EBLD multimedia player (the "Player") which is displayed on Bolt (defined below), as stated in Exhibit A.

         1.2 EBLD IDENTITIES ON BOLT SITE. EBLD hereby grants a non-exclusive cost-free license (without the right of sublicense) throughout the Term of this Agreement to Bolt to use the EBLD name and logo and other proprietary identities of EBLD (collectively, "EBLD Mark(s)") in connection with Bolt's website called "Bolt.com" ("Bolt.com") currently located at http://bolt.com, solely as stated in Exhibit A.

2.       CONTENT

LICENSE. EBLD hereby grants a non-exclusive cost-free license (without the right of sublicense) throughout the Term of this Agreement to Bolt to use the certain content owned and/or controlled by EBLD, as described on Exhibit A (collectively, "EBLD Content") in connection with Bolt, solely as stated on Exhibit A. There is no exclusivity granted to either party under the terms and conditions of this contract.

         2.2 CREATION OF CONTENT. Each party will be responsible for the creation, development and publication of its respective Content. The parties will consult regularly regarding creation of mutually beneficial Content. Neither party will use the Content of each other's site in any way whatsoever without the other party's prior approval.

         2.3 QUALITY CONTROL. Each party agrees to maintain the quality of the content of its site to at least the same level as has existed heretofore. If either party, in its reasonable discretion, determines that the content of the other party's site falls below this pre-existing standard of quality and does not otherwise meet the editorial standards and quality of its own site, that party will notify the other party to that effect in writing giving specific details of the failure to meet such standards and the party receiving that notice will remedy the deficiencies specified in such notice within 30 days after the date of its receipt of that notice. If, following such 30-day period, the quality of the applicable site has not sufficiently improved, the party that gave the original notice may terminate the Agreement effective immediately upon the receipt by the other party of notice of termination.

         2.4 LIMITATION OF RIGHTS. Each party's use of the other party's Marks and Content, as well as the use of the any links described on Exhibit A, is strictly limited to the uses stated in this Agreement. Neither party acquires any rights in or to the other party's Marks and/or the goodwill inherent therein by this Agreement or otherwise. All rights granted under this Agreement, including the right to use the other party's Marks or Content, or to link to the other party's Content shall revert to the granting party upon termination.

3.       FINANCIAL

         3.1 PRODUCTION EXPENSES. Each party will be solely responsible for its own expenses incurred in undertaking its rights and responsibilities under this Agreement and otherwise in operating its website.

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         3.2   ADVERTISING

               (a) RETAINED RIGHTS. Each party will have the right to continue to transact advertising and promotional programs for its own website, to retain all advertising inventory and set all packaging and pricing for any advertising thereon and to retain all revenue it receives related thereto. No such arrangements by a party can allow for any third-party use of the other party's Marks or Content without the prior written approval of that other party.

               (b) Each party will have the right to transact advertising and promotional programs within the Player. Bolt will serve the ads in the Player through Bolt's DART technology and will provide EBLD with access to the DART technology, only in connection to the ads served on the Player. Bolt will provide all advertising unless EBLD transacts advertising within the player. Bolt shall have the right to refuse to serve ads sold by EBLD, but this approval will not be unnecessarily withheld. All advertising revenue will be recorded by Bolt.com in accordance with generally accepted accounting principles and 50% of the advertising revenue be paid to EBLD as a content fee according to the schedule outlined below. For the purposes hereof, the revenue split for all advertising transacted within the Player will be as follows: Bolt: 50%, EBLD: 50%.

               (c) PAYMENT SCHEDULE. Each party will account to the other and pay its share of revenue within forty-five (45) days after the end of each calendar month. Along with such payment, each party will furnish to the other a written statement reflecting the following: EBLD will provide Bolt with the number of visitors to the Player during the applicable month.

               (d) AUDITS. EBLD or EBLD's designated representative shall have the right, at Bolt's usual place of business, during business hours and on reasonable notice to Bolt (but in no event more than once annually), to examine and copy (provided EBLD keeps such copies confidential and uses them solely in connection with EBLD's audit rights hereunder, in any proceeding hereunder, or in any necessary business disclosures to a third party subject to such third party's agreement to retain such confidentiality) Bolt's books and records to confirm the accuracy of any such statements not otherwise deemed accepted. In the event that such audit reveals a discrepancy in the amounts owed EBLD from what was actually paid, Bolt shall pay EBLD the amount of such discrepancy. If such discrepancy is in excess of five percent (5%) of the amounts actually paid to EBLD, Bolt shall reimburse EBLD for the cost of such audit. Conversely, Bolt or Bolt's designated representative shall have the right, at EBLD's usual place of business, during business hours and on reasonable notice to EBLD (but in no event more than once annually), to examine and copy (provided Bolt keeps such copies confidential and uses them solely in connection with Bolt's audit rights hereunder, in any proceeding hereunder, or in any necessary business disclosures to a third party subject to such third party's agreement to retain such confidentiality) EBLD's books and records to confirm the accuracy of any such statements not otherwise deemed accepted. In the event that such audit reveals a discrepancy in the amounts owed Bolt from what was actually paid, EBLD shall pay Bolt the amount of such discrepancy. If such discrepancy is in excess of five percent (5%) of the amounts actually paid to Bolt, EBLD shall reimburse Bolt for the cost of such audit.

               (e) NO INTERSTITIALS. Neither party will transmit any so-called "interstitial advertising" to users as they link from Bolt to the Player or vice-versa.

               (f) CUSTOMER DATA. Bolt shall own and retain all right, title and interest in all names, addresses and other identifying information of users of Bolt, including, without limitation, any co-branded pages developed hereunder and EBLD will have no right to use any such customer data.

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4.       APPROVALS

         4.1 PRIOR APPROVAL REQUIRED. All uses by either party of the other party's Marks and Content and links to each other's Content must be submitted to and approved by the other party prior to their use, with such approval not to be unreasonably withheld. Failure to so seek and receive prior approval will be grounds for immediate termination of this Agreement, and such termination right will not constitute a waiver of any other rights available to a party as a result thereof.

         4.2 NO PUBLICITY WITHOUT CONSENT. Neither party will issue or permit issuance of any press release regarding the other party or this Agreement without prior coordination with and approval by the other party.

5.       TERM

         5.1 TERM. When executed by the parties, this Agreement is effective as of the date specified above and will continue for six (6) months (the "Term"). The Term shall be automatically renewed for up to three additional six (6) month increments unless either party notifies the other at least thirty (30) days prior to the expiration of the then-current Term that it does not wish to renew the Term of the Agreement.

         5.2 EARLY TERMINATION. Each party shall have the right to terminate this Agreement immediately on notice: (a) upon a breach of any material obligation hereunder by the other party other than those specified in section 4.1, if such breach is not cured within 30 days following the date the breaching party receives notice from the non-breaching party describing in reasonable detail the elements of such breach; (b) in the event the other party becomes insolvent (I.E., unable to pay its debts in the ordinary course as they come due); or (c) pursuant to section 4.1 above.

         5.3 EVENTS UPON TERMINATION. Upon the expiration or termination of this Agreement for any reason, both parties shall immediately remove all links to the other party's Content and website(s) and cease all use of the other party's Marks and any and all use of any kind whatsoever of the other party's Content.

         5.4 SURVIVAL. Sections 2.4, 4.2, 7 and 8 will survive the termination or expiration of this Agreement.

6.       REPRESENTATIONS AND WARRANTIES

         Each party to this Agreement represents and warrants to the other that:
         (a) such party has all necessary right, power and authority to enter into this Agreement and to perform the acts required of it hereunder;
         (b) the execution of this Agreement by such party and its performance of its obligations hereunder do not and will not violate any agreement by which such party is bound; (c) such party has (and will have throughout the Term) all necessary rights in and to its Marks, content links and Content described in this Agreement to allow it to make those indicia and materials available to the other party and users of that party's website (including, without limitation, the Player) as contemplated by this Agreement without violating the rights of any third party; and (d) it has (and will have throughout the Term) all necessary rights in and to all underlying technology (including both hardware and software) utilized in connection with its website (including, without limitation, the Player) and all such underlying technology does not infringe on any patent, copyright, trademark, trade secret or other intellectual property or proprietary right of any third party.

7.       INDEMNIFICATION

         7.1 MUTUAL INDEMNIFICATION. Each party hereby agrees to indemnify and hold harmless the other party, its parent and subsidiary companies and their respective officers, agents, directors, employees and authorized representatives from and against any costs, losses, liabilities and

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         expenses, including court costs, reasonable expenses and reasonable attorney's fees that any of them may suffer, incur or be subjected to by reason of any legal action, arbitration or other claim by a third party arising out of or as a result of a breach of the indemnifying party's representations and warranties made hereunder, the operations of the indemnifying party's website (including, without limitation the Player) as authorized by this Agreement or otherwise, any allegations that the use of the indemnifying party's Marks, Content, links and/or content on its website (including, without limitation, the Player) violates any intellectual property rights of any third party, any allegation that any content on its website (including, without limitation, the Player) is defamatory or violates any privacy or publicity rights of any third party, and/or any of its other obligations under this Agreement.

         7.2 INDEMNIFICATION PROCEDURES. If either party entitled to indemnification hereunder (an "Indemnified Party") makes an indemnification request to the other, the Indemnified Party shall permit the other party (the "Indemnifying Party") to control the defense, disposition or settlement of the matter at its own expense; provided that the Indemnifying Party shall not, without the consent of the Indemnified Party enter into any settlement or agree to any disposition that imposes an obligation on the Indemnified Party that is not wholly discharged or dischargeable by the Indemnifying Party, or imposes any conditions or obligations on the Indemnified Party other than the payment of monies that are readily measurable for purposes of determining the monetary indemnification or reimbursement obligations of Indemnifying Party. The Indemnified Party shall notify Indemnifying Party promptly of any claim for which Indemnifying Party is responsible and shall cooperate with Indemnifying Party in every commercially reasonable way to facilitate defense of any such claim; provided that the Indemnified Party's failure to notify Indemnifying Party shall not diminish Indemnifying Party's obligations under this Section except to the extent that Indemnifying Party is materially prejudiced as a result of such failure. An Indemnified Party shall at all times have the option to participate in any matter or litigation through counsel of its own selection and at its own expense.

8. CONFIDENTIALITY. The terms and conditions of this Agreement shall be strictly confidential. All information about the development of the EBLD Site and the development and launch of the Co-Branded Page disclosed to Licensee, its officers, directors, employees and/or agents shall be treated as confidential. All information about the development of the Licensee Site and the development and launch of the Co-Branded Page disclosed to EBLD, its officers, directors, employees and/or agents shall be treated as confidential. Such confidentiality is of the essence to this Agreement.

9.       GENERAL

         9.1 COSTS. Each party shall be responsible for all costs and expenses incurred by it in connection with the performance of its obligations under this Agreement.

         9.2 ASSIGNMENT. None of the rights and obligations of the parties to this Agreement may be assigned by either party, except (a) to the transferee of substantially all of the business operations of such party (whether by asset sale, stock sale, merger or otherwise) or (b) to any entity that is controlled by, or is under common control with, such party.

         9.3 RELATIONSHIP OF PARTIES. This Agreement does not create a joint venture, partnership or principal/agent relationship between the parties hereto, nor imposes upon either party any obligations for any losses, debts or other obligations incurred by the other party except as expressly set forth herein.

         9.4 ENTIRE AGREEMENT. This Agreement states the entire agreement between the parties with respect to its subject matter and supersedes any prior oral or written agreements. This Agreement may not be amended except in writing signed by both parties.

         9.5 APPLICABLE LAW. This Agreement will be construed according to the laws of the State of New York, without regard to principles of conflicts of law.

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         9.6   INVALIDITY OF PROVISIONS. If any provision of this Agreement is declared or found to be illegal, unenforceable, or void, in whole or in part, then the parties will be relieved of all obligations arising under such provision, but only to the extent that it is illegal, unenforceable, or void, it being the intent and agreement of the parties that this Agreement be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting therefor another provision that is legal and enforceable and achieves the same objectives.

         9.7 NOTICE. Any notice due by one party to the other will be given to the address listed above and marked to the attention of the signatory specified below, unless a party hereafter designates a successor address or contact person. All notices will be transmitted by private courier or facsimile transmission, and will be deemed given as of the date of a written courier's receipt or electronic facsimile confirmation report.

ACKNOWLEDGED AND AGREED                     ACKNOWLEDGED AND AGREED

ENTERTAINMENT BOULEVARD, INC.               BOLT MEDIA, INC.

By: /s/ Stephen Brown                       By: /s/ Dan Pelson
   ---------------------------------            -------------------------------
Name:   Stephen Brown                       Name:   D.A. Pelson
     -------------------------------             ------------------------------
Title:        CEO                           Title:      CEO
      ------------------------------              -----------------------------




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                   EXHBIT A - DESCRIPTION OF LICENSED CONTENT

            CO-BRANDED EBLD/BOLT MUSIC VIDEO INDEX PAGE/POP-UP PLAYER

This video index page would be promoted from the Index page of the Bolt Music section. EBLD will serve a co-branded pop-up Player as follows:

     a) The player will be branded in some way in which "presented by Vidnet" appears on it.

     b) The Player will feature approximately one hundred music videos and will be updated weekly by EBLD and Bolt. The videos will be available in 28k, 56k, 80k, and 300k transfer rates.